                                                                       Exhibit B

                  FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT
                  ---------------------------------------------

         THIS FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT ("First Amendment") is entered into effective as of April 1, 2002, among DARLING INTERNATIONAL INC., a Delaware corporation, as Borrower ("Borrower"), CREDIT LYONNAIS NEW YORK BRANCH, as Agent ("Agent"), and the other Banks party to the hereinafter defined Recapitalization Agreement (the "Banks").

         Reference is made to the Recapitalization Agreement dated effective as of March 15, 2002, by and among Borrower, Agent and the Banks (the "Recapitalization Agreement").

                                    RECITALS
                                    --------

         A. Borrower, Agent and the Banks are party to the Recapitalization Agreement which, among other things, modified that certain Amended and Restated Credit Agreement dated effective as of January 22, 1999 (as the same may have been heretofore amended, supplemented, or modified, the "Original Agreement") and provides for the amendment and restatement of the Original Agreement in accordance with the terms and provisions of the New Credit Agreement (as defined in the Recapitalization Agreement), subject to the other terms and conditions contained in the Recapitalization Agreement.

         B. Borrower has requested that Agent and the Banks modify and amend certain terms and provisions of the Recapitalization Agreement, and Agent and the Banks are agreeable to so modify and amend the Recapitalization Agreement subject to the terms and conditions set forth herein.

         Accordingly, for adequate and sufficient consideration, the parties hereto agree as follows:

         Paragraph 1.   Definitions. Unless otherwise defined in this First
                        -----------
Amendment, capitalized terms used herein shall have the meaning set forth in the Recapitalization Agreement.

         Paragraph 2    First Amendment. The Recapitalization Agreement is
                        ---------------
hereby amended by:

              (a) deleting the definition of the term "St. Paul Letter of Credit" in Section 1.1 in its entirety and substituting the following definition therefor:

                        "St. Paul Letter of Credit" means the letter of credit
              contemplated to be issued under the Original Agreement on terms acceptable to the Agent in the approximate maximum face amount of $8,000,000 in favor of an acceptable financial institution, which letter of credit shall secure the Company's reimbursement obligations under or related to a letter of credit contemplated to be issued contemporaneously by such financial institution in an equivalent maximum face amount and containing similar terms and conditions in favor of St. Paul Fire and Marine Insurance Company (or an affiliate thereof) upon receipt by the Company from St. Paul Fire and Marine Insurance Company (or its affiliate, as applicable) of an equivalent amount of cash, such cash to be contemporaneously paid to Agent, for the ratable benefit of the Banks and applied to reduce the outstanding Revolving Loans under the Original Agreement without any permanent reduction in the aggregate Revolving Commitments of the Banks (all of the foregoing being collectively referred to herein as the "St. Paul Collateral Substitution Transaction")."

              (b) adding the definition of the term "Royal Letter of Credit" to Section 1.1, such definition to read as follows:

                        "Royal Letter of Credit" means the letter of credit
              contemplated to be issued under the Original Agreement on or about April 3, 2002, in an amount not to exceed $2,350,000, in favor of Royal Indemnity Company (or an affiliate thereof) in connection with the renewal or replacement of certain insurance policies by the Company."

              (c) adding new Subsections(D) and (E) to Section 2.1, such new Subsections 2.1(D) and (E) to read as follows:

                        "D.    Notwithstanding the foregoing, in the event that
              on the Consummation Date, the Royal Letter of Credit has been issued and remains undrawn upon by the beneficiary thereof, the New Credit Agreement shall be appropriately revised to reflect an increase in the aggregate Revolving Commitments (as defined in the New Credit Agreement) by the face amount of the Royal Letter of Credit.

                        E. Notwithstanding the foregoing, in the event that on the Consummation Date the St. Paul Letter of Credit has not been issued, the New Credit Agreement shall be appropriately revised to delete Section 5.4(b)(i) of Exhibit L to the Recapitalization Agreement in its entirety and substitute the following therefor:

                        "(i)   Asset Dispositions, Income Tax Refunds and Cash
                               -----------------------------------------------
              Refunds from St. Paul.
              ---------------------

                               (A)   Required Prepayment. The Borrower shall
                                     -------------------
                        make a prepayment of the Loans in the amount of the Net Cash Proceeds received from the following:

                                     (1) any disposition of assets pursuant to
                               the permissions set forth in subsections 10.8(e),
                               (f), (g), or (h);

                                     (2) any disposition of an asset pursuant to
                               the permissions set forth in subsection 10.8(b) if the Net Cash Proceeds from such disposition equal or exceed Fifty Thousand Dollars ($50,000);

                                     (3) any income tax refund received by
                               Borrower (other than any such refund reflected as being due to Borrower on any return and which is elected to be applied to the following year's estimated tax liability payments of the Borrower and it Subsidiaries, if any); or

                                     (4) any return of cash collateral, refund
                               of premiums or other amounts received by the Borrower or any of its Subsidiaries from and after the Closing Date from St. Paul Fire and Marine Insurance Company (or an Affiliate thereof) in connection with the insurance policies which expired March 31, 2002 and related claims.

                        The Net Cash Proceeds from any asset disposition of the type described in the foregoing clauses (1) or (2) shall be delivered by the Borrower to the Agent, within two
                        (2) Business Days after the receipt thereof. The Net Cash Proceeds from any income tax refund shall be delivered by the Borrower to the Agent, within two (2) Business Days after the receipt thereof. The Net Cash Proceeds from any amount of the type described in the foregoing clause (4) shall be delivered by the Borrower (or applicable Subsidiary) to the Agent within two (2) Business Days after the receipt thereof.

                               (B)  Application of Net Cash Proceeds. Any Net
                                    --------------------------------
                        Cash Proceeds so delivered under this subsection 5.4(b)(i) to the Agent shall be applied as follows: (1) first, to the installments of the Term Loans in inverse
                        -----
                        order of maturity thereof until the Term Loans have been paid in full; (2) second, to the Swingline Loans until
                                          ------
                        paid in full; (3) third, to the Revolving Loans until
                                          -----
                        paid in full, (4) fourth, to unpaid accrued interest on
                                          ------
                        the Primary Obligations; (5) fifth, to any due and
                                                     -----
                        unpaid Primary Obligation; and (6) sixth, as collateral
                                                           -----
                        (and held by the Agent as such) in an interest bearing account over which the Agent shall have the sole right of withdrawal) for the Obligations. The amount of such proceeds so held as collateral shall (x) not exceed an amount equal to One Hundred Five percent (105%) of the sum of the maximum anticipated amount of such Contingent Primary Obligations plus the maximum anticipated amount of all Secondary Obligations and (y) shall be applied to the Obligations as proceeds of Collateral as set forth in subsection 5.6(b). No holder of any Secondary Obligation shall have any right to such collateral until (x) all Primary Obligations are paid in full and (y) all Contingent Primary Obligations are terminated, cash secured by an amount not to exceed One Hundred Five Percent (105%) of the amount thereof or otherwise satisfied. If no Event of Default exists and any proceeds remain after the applications described above, the remaining amount of such proceeds shall be delivered to the Borrower.

                           (C)   Definition of Net Cash Proceeds; Application of
                                 -----------------------------------------------
                  Estimated Taxes. The phrase "Net Cash Proceeds" means (1),
                  ---------------
                  with respect to a tax refund, the cash amount thereof net of the direct and reasonable costs of obtaining such refund incurred in good faith (including any accountant's or attorney's fees and other professional fees attributable thereto irrespective of when incurred or paid, other than any such professional fees incurred in connection with the preparation of tax returns in the ordinary course of business), (2) with respect to amounts received from St. Paul Fire and Marine Insurance Company (or an Affiliate thereof), the gross amount of funds so received, and (3), with respect to asset dispositions, the cash proceeds received therefrom by the Borrower or any Subsidiary (including, without limitation, payments under notes or other debt securities received in connection with any disposition of assets and any proceeds received from any escrow or holdback, in each case, as and when actually received) net of, without duplication, (x) the direct and reasonable costs of such disposition incurred in good faith (including in such costs any estimated federal capital gains taxes; title insurance premiums; survey costs; costs of environmental reports and assessments; purchase price adjustments; filing fees; any transfer or documentary taxes; brokerage fees; attorney's fees; and other professional fees attributable thereto) and (y) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien prior to the Lien of the Agent on the asset or property disposed. The cash proceeds received from an asset disposition subject to this subsection 5.4(b)(i) in an amount equal to the estimated amount of any federal capital gains taxes attributable thereto shall be applied as a prepayment of the outstanding Revolving Loans without reducing the Revolving Commitment."

                  (d) deleting the reference to the number "2,139,065" in clause (ii) of the third sentence of Section 3.4 and substituting the number "2,155,065" therefor.

                  (e) adding a new Subsection D to Section 4.4, such new Subsection 4.4D to read as follows:

                           "D. The Company shall use reasonable efforts to
                  effect and consummate the St. Paul Collateral Substitution Transaction prior to the Consummation Date."

                  (f) deleting subparagraph 2.(c) of Exhibit B to the Recapitalization Agreement in its entirety and substituting the following therefor:

                  "deleting Section 4.1 in its entirety and substituting the following therefor:

                           4.1 Commitment During Forbearance Period; Additional
                               ------------------------------------------------
                  Mandatory Prepayments. During the Forbearance Period, and
                  ---------------------
                  provided that no Agreement Default has occurred and is continuing, (i) the aggregate Revolving Commitments of the Banks shall be $126,500,000, inclusive of a reduced Swingline Commitment of $5,000,000; and (ii) Borrower may continue to request Loans and Letters of Credit under and pursuant to the terms and provisions of the Credit Agreement up to the amount of such Commitments

                  (provided, however, that (a) no Letter of Credit issued during the remainder of the Forbearance Period shall expire after April 30, 2002 except that the Borrower may request the issuance of (I) a Letter of Credit in a maximum face amount not to exceed $2,350,000 in favor of Royal Indemnity Company (or an Affiliate thereof) with an expiry date no later than one year from its date of issuance, in connection with the renewal or replacement of certain insurance policies of the Borrower, and (II) the St. Paul Letter of Credit (as defined in the Recapitalization Agreement) pursuant to the St. Paul Collateral Substitution Transaction (as defined in the Recapitalization Agreement), and (b) that certain Letter of Credit in the face amount of $750,000.00, with an expiry date of May 26, 2002, in favor of the Commissioner of Insurance for the State of Colorado, may be either reissued or amended to extend the expiry date thereof for up to an additional one-year period and shall not be included in the calculation of the Outstanding Revolving Credit during the Forbearance Period for so long as an amount in immediately available funds equal to the then established Contingent Primary Obligations associated with such Letter of Credit remains subject to a first and prior security interest and pledge to Successor Agent or Collateral Agent, as applicable to secure the Obligations, such funds to be held in a cash collateral account without any rights of withdrawal by the Borrower). In addition to any other mandatory prepayment required under the terms of the Existing Credit Agreement, the Borrower shall make a prepayment of the Loans in an amount equal to any return of cash collateral, refund of premiums or other amounts received by the Borrower or any of its Subsidiaries from St. Paul Fire and Marine Insurance Company (or an Affiliate thereof) in connection with existing or prior insurance policies and related claims. Except as otherwise provided in clause (a)(II) of the proviso in the first sentence of this
                  Section 4.1, any such prepayments shall be made by the Borrower (or such Subsidiary, as applicable) within two (2) Business Days of its receipt of any such funds from St. Paul Fire and Marine Insurance Company (or an Affiliate thereof) and the aggregate Revolving Commitments of the Banks shall immediately and without further notice or other action be reduced by the amount thereof."

         Paragraph 3. Effective Date. This First Amendment shall be effective on
                      --------------
the date (the "Effective Date") Agent shall have received (i) counterparts of this First Amendment, executed by Borrower, Agent and the Holders, and (ii) satisfactory evidence that the Borrower's worker's compensation, general liability, property and casualty insurance has been placed with Royal Indemnity Company (or its affiliate) on terms and conditions satisfactory to the Agent for a period of at least one (1) year from March 31, 2002.

         Paragraph 4. Acknowledgment and Ratification. As a material inducement
                      -------------------------------
to Agent and the Banks to execute and deliver this First Amendment, Borrower (a) consents to the agreements in this First Amendment and (b) agrees and acknowledges that the execution, delivery, and performance of this First Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Borrower under the Recapitalization Agreement, which shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.

         Paragraph 5. Representations. As a material inducement to Agent and the
                      ---------------
Banks to execute and deliver this First Amendment, Borrower represents and warrants to Agent and the Banks that as of the Effective Date of this First Amendment and as of the date of execution of this First Amendment, (a) all representations and warranties in the Recapitalization Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no default or event or condition exists which, with the passage of time or the giving of notice, or both, would constitute a default under the Recapitalization Agreement.

         Paragraph 6. Expenses. Borrower shall pay all costs, fees, and expenses
                      --------
paid or incurred by Agent incident to this First Amendment, including, without limitation, the fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this First Amendment and any related documents.

         Paragraph 7. Miscellaneous. Unless stated otherwise (a) the singular
                      -------------
number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this First Amendment shall be governed by Delaware law, (d) if any part of this First Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     Paragraph 8. Entire Agreement. This First Amendment represents the final
                  ----------------
agreement between the parties about the subject matter of this First Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     Paragraph 9. Parties. This First Amendment binds and inures to the benefit
                  -------
of Borrower, Agent, Banks, and their respective successors and assigns.

     The parties hereto have executed this First Amendment in multiple counterparts to be effective as of the Effective Date.

                     Remainder of Page Intentionally Blank.
                            Signature Pages to Follow

                              COMPANY:
                              -------

                              DARLING INTERNATIONAL INC.


                              By:   /s/ Brad Phillips
                                 ----------------------------------
                              Name:    Brad Phillips
                                   --------------------------------
                              Title:   Treasurer
                                    -------------------------------

                              Address for Notices:
                              --------------------

                              251 O'Connor Ridge Blvd., Suite 300
                              Irving, Texas 75038
                              Fax No.: 972-717-1588
                              Telephone No.: 972-717-0300
                              Attention: Treasurer


                              AGENT:
                              ------

                              CREDIT LYONNAIS NEW YORK BRANCH
                              individually as a Bank and as the Agent


                              By:   /s/ James B. Hallock
                                 ----------------------------------
                              Name:    James B. Hallock
                                   --------------------------------
                              Title:   Vice President
                                    -------------------------------

                              Address for Notices:
                              --------------------

                              Credit Lyonnais New York Branch
                              1301 Avenue of the Americas
                              New York, New York 10019
                              Telephone No.: 212-261-3259
                              Facsimile No.: 212-261-7861
                              Attention: Mr. James Hallock

                              With a copy to:
                              --------------

                              Credit Lyonnais Dallas Branch
                              2200 Ross Avenue, Suite 4400 West
                              Dallas, Texas 75201
                              Telephone No.: 214-220-2304
                              Facsimile No.: 214-220-2323
                              Attention: David Cagle

                        BANKS:
                        ------

                        ARK CLO 2000-1, LIMITED

                        By:  Patriarch Partners, LLC, its Collateral Manager

                        By:    /s/ Dennis Dolan
                           -------------------------------
                        Name:   Dennis Dolan
                            ------------------------------
                        Title:  Manager
                              ----------------------------
                        Address for Notices:
                        -------------------


                        Ark CLO 2000-1, Limited
                        c/o Patriarch Partners, LLC
                        40 Wall Street, 25/th/ Floor
                        New York, New York 10005
                        Telephone No.: (212) 825-0550
                        Facsimile No.: (212) 825-2038
                        Attention: Dennis Dolan/Lynn Tilton
                        And
                        Woodside Capital Management, LLC
                        36 Woodland Street
                        2/nd/ Floor
                        Hartford, CT  06105
                        Telephone No.: (860) 547-1761
                        Facsimile No.: (860) 547-1870
                        Attention: Anthony Varone



                        BANK ONE N.A.



                        By:    /s/ Phillip D. Martin
                           -------------------------------
                        Name:  Phillip D. Martin
                             -----------------------------
                        Title: Senior Vice President
                              ----------------------------

                        Address for Notices:
                        -------------------

                        Bank One N.A.
                        Mail Code IL1-0631
                        1 Bank One Plaza
                        Chicago, IL 60670

                            CERBERUS PARTNERS, L.P.

                            By: Cerberus Associates, L.L.C., its general partner

                            By:  /s/ Kevin Genda
                               --------------------------------
                            Name:  Kevin Genda
                                -------------------------------
                            Title: Attorney in Fact
                                  -----------------------------

                            Address for Notices:
                            -------------------

                            450 Park Avenue, 28/th/ Floor
                            New York, New York 10022
                            Attn: Kevin Genda

                            AVENUE SPECIAL SITUATIONS FUND II L.P.

                            By:   Avenue Capital Management II, LLC
                                  Its General Partner

                                  By: GLS Partners II, LLC, Managing Member
                                      Of General Partner

                            By:  /s/ Sonia Gardner
                               --------------------------------
                            Name:  Sonia Gardner
                                 ------------------------------
                            Title: Managing Member
                                  -----------------------------

                            Address for Notices:
                            -------------------

                            Avenue Special Situations Fund II
                            535 Madison Avenue, 15/th/ Floor
                            New York, New York 10022


                            CREDIT AGRICOLE INDOSUEZ



                            By:  /s/ Kathleen M. Sweeney
                               --------------------------------
                            Name:  Kathleen M. Sweeney
                                 ------------------------------
                            Title: Vice President
                                  -----------------------------


                            By:  /s/ Leo von Reissig
                               --------------------------------
                            Name:  Leon von Reissig
                                -------------------------------
                            Title: Vice President
                                 ------------------------------


                            Address for Notices:
                            -------------------

                            Credit Agricole Indosuez, New York Branch
                            666 Third Avenue
                            New York, NY 10017-4011
                            Telephone No.: 646-658-2058
                            Facsimile No.: 646-658-2051
                            Attention: Kathleen Sweeney

                               PPM AMERICA SPECIAL INVESTMENTS
                               FUND, LP

                               By:  PPM America, Inc., as its attorney-in-fact



                               By:   /s/ Brian T. Schinderle
                                  -----------------------------------
                               Name:   Brian T. Schinderle
                                    ---------------------------------
                               Title:  Senior Managing Director
                                     --------------------------------


                               Address for Notices:
                               -------------------

                               PPM America, Inc.
                               225 West Wacker Drive, 9/th/ Floor
                               Chicago, IL  60606
                               Tel No.:  312-634-2572
                               Fax No.:  312-634-0053
                               Attention:  Brian Schinderle
                                           Senior Managing Director

                               WELLS FARGO BANK (TEXAS) NATIONAL
                               ASSOCIATION



                               By:   /s/ Nipul V. Patel
                                 ------------------------------------
                               Name:   Nipul V. Patel
                                    ---------------------------------
                               Title:  Vice President
                                     --------------------------------


                               Address for Notices:
                               -------------------

                               Wells Fargo Bank (Texas) National Association 1000 Louisiana Avenue, Suite 4300
                               Houston, TX 77002